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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                      ----------------------------------


                                   FORM 8-K


                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)  October 22, 1997



                            STAR GAS PARTNERS, L.P.
            (Exact name of registrant as specified in its charter)



                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


                                   33-98490
                                   --------
                           (Commission File Number)


                                  06-1437793
                                  ----------
                     (I.R.S. Employer Identification No.)


                             2187 Atlantic Street
                         Stamford, Connecticut, 06902
                    (Address of principal executive office)


                                (203) 328-7300
             (Registrant's telephone number, including area code)
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Item 1.  Change in Control of Registrant

     None.


Item 2.  Acquisition or Disposition of Assets

     Star Gas Partners, L.P. ("the Partnership") is a Master Limited Partnership and through its subsidiary, Star Gas Propane ("the OLP"), markets and distributes propane in the Midwest and Northeast sections of the United States. Star Gas Corporation, a Delaware Corporation, ("Star Gas") is the general partner of both the Partnership and the OLP.

     On October 22, 1997, pursuant to a purchase agreement ("Stock Purchase Agreement") dated as of October 20, 1997, Star Gas purchased 240 shares of Common Stock ($100 par value) of Pearl Gas Co. ("Pearl"), an Ohio Corporation, representing all of the issued and outstanding capital stock of Pearl. Pearl markets and distributes propane in Ohio and Michigan through a storage and distribution system consisting of five offices, fifteen bulk storage plants, fifty employees and over forty-five vehicles. For the twelve months ended August 31, 1997, Pearl sold 14.3 million gallons of propane, primarily to higher margin residential customers. Pearl currently serves over 12,000 active customers.

     The purchase price for said stock was $22,571,790 and was paid in cash.
The purchase price included estimated working capital of $1,891,790. This amount will be adjusted upward or downward based on actual working capital as of October 22, 1997. The amount of consideration for the Pearl Common Stock was determined by arms length bargaining between Star Gas and the Sellers. Funding for the stock purchase was provided by a $23,000,000 bank acquisition facility. Subsequent to the acquisition of the common stock of Pearl, Pearl was merged into Star Gas in a tax-free liquidation.

     On October 22, 1997, a Conveyance and Contribution Agreement was entered into by, and among, the Partnership, the OLP and Star Gas. Star Gas contributed to the OLP all of the Pearl assets it obtained in the stock purchase of Pearl Gas and the subsequent merger of Pearl into Star Gas. In exchange, Star Gas received a 2.7 percent limited partnership interest in the OLP and a 0.00028 percent general partnership interest in the OLP. In addition, the OLP assumed all of the liabilities associated with the Pearl stock purchase prior and subsequent to the merger, including the $23.0 million of bank debt. The aggregate value of the interests transferred to Star Gas from the OLP is $3,467,000. The issuance of the additional partnership interests to Star Gas is intended to compensate Star Gas for additional significant income tax liabilities which would be reflected in the consolidated federal income tax return of Star Gas' parent corporation, Petroleum Heat and Power Co., Inc. ("Petro"). The issuance of such partnership interests was approved by the Audit Committee of Star Gas and the Executive Committee of Petro.

     Star Gas then exchanged the above described interest in the OLP for a
0.00027 percent general partnership interest in the Partnership and 147,727 common units in the Partnership, at a per unit price based upon the average closing price of the Partnership's common units ten days prior to the execution of the Stock Purchase Agreement. The OLP then repaid the $23.0 million acquisition facility with $2.0 million of available cash and $21.0 million borrowed under the OLP's own acquisition facility.

     The OLP intends to utilize the conveyed assets in the conduct of its propane business.

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Item 3.  Bankruptcy or Receivership

     None.


Item 4.  Change in Registrant's Certifying Accountant

     None.


Item 5.  Other Events

     None.


Item 6.  Registration of Registrant's Directors

     None.


Item 7.  Financial Statements and Exhibits

     Executed contract and financial statements to be filed by amendment on or about November 21, 1997.


Item 8.  Changes in Fiscal Year

     None.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized:



                                     Star Gas Partners, L.P.
                                     By:  Star Gas Corporation (General Partner)

                                     /s/ William G. Powers, Jr.
                                     -------------------------------------------
                                     By:  William G. Powers, Jr.
                                     William G. Powers, Jr.
                                     President and Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the date indicated:


Signature                      Title                          Date
---------                      -----                          ----

/s/ William G. Powers, Jr.     President                      October 23, 1997
----------------------------   Star Gas Corporation
    William G. Powers, Jr.     (Principal Executive Officer)


/s/ Richard F. Ambury          Vice President - Finance       October 23, 1997
----------------------------   Star Gas Corporation
    Richard F. Ambury          (Principal Financial and
                               Accounting Officer)